Exhibit 99.1

FOR IMMEDIATE RELEASE	NEWS
January 30, 2012	NYSE Amex: GORO

GOLD RESOURCE CORPORATION PROVIDES PRELIMINARY 2011 RECORD ANNUAL PRODUCTION RESULTS AND 2012 OUTLOOK

COLORADO SPRINGS – January 30, 2012 – Gold Resource Corporation (NYSE Amex: GORO) announced preliminary 2011 fourth quarter and record year end production totals. The Company set its 2012 Outlook and continues to target an aggressive low-cost growth profile. Gold Resource Corporation is a low-cost gold producer with operations in the southern state of Oaxaca, Mexico.

Gold Resource Corporation produced approximately 66,125 ounces precious metal gold equivalent (AuEq) for 2011, of which approximately 19,900 ounces AuEq were produced in the fourth quarter. Annual production totals were in-line with the Company’s 2011 Outlook of 60,000 to 70,000 ounces AuEq. Full financial results for the fourth quarter and fiscal year end 2011 will be available in the Company’s annual report on Form 10-K to be filed with the Securities and Exchange Commission by February 29, 2012.

As part of its normal operating procedure, the Aguila mill was shut down during the last 10 days of 2011 and the first 5 days of 2012 for routine year-end maintenance, holidays and installation of an expanded cleaner flotation circuit. The new circuit is part of our ongoing mill optimization and may also provide an opportunity for future expansion.

The Aguila mill is back online and based on the Company’s prior and current performance, the Company is setting its 2012 Outlook at a production range of between 120,000 to 140,000 ounces AuEq. The Company is targeting a cash cost per ounce range of $50 to $150 per ounce AuEq in 2012 (cash cost per ounce is a Non-GAAP Financial Measure, see additional information below).

“We are pleased to have produced over 66,000 gold equivalent ounces in 2011, which is a credit to our team in Oaxaca, Mexico,” stated Gold Resource Corporation’s President, Mr. Jason Reid. “We look forward to achieving our 2012 targets as we continue on our trajectory for aggressive production growth.”

About GRC:

Gold Resource Corporation is a mining company focused on production and pursuing development of gold and silver projects that feature low operating costs and produce high returns on capital. The Company has 100% interest in six potential high-grade gold and silver properties in Mexico’s southern state of Oaxaca. The Company has 52,894,052 shares outstanding, no warrants and no debt. For more information, please visit GRC’s website, located at www.Goldresourcecorp.com and read the Company’s 10-K for an understanding of the risk factors involved.

Cautionary Statements:

This press release contains forward-looking statements that involve risks and uncertainties. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. When used in this press release, the words “plan”, “target”, “anticipate,” “believe,” “estimate,” “intend” and “expect” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, the statements regarding Gold Resource Corporation’s strategy, future plans for production, future expenses and costs, future liquidity and capital resources, and estimates of mineralized material. All forward-looking statements in this press release are based upon information available to Gold Resource Corporation on the date of this press release, and the company assumes no obligation to update any such forward-looking statements. Forward looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate. The Company’s actual results could differ materially from those discussed in this press release. In particular, there can be no assurance that production will continue at any specific rate. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the Company’s 10-K filed with the Securities and Exchange Commission.

Non-GAAP Financial Measures:

This news release uses the term “cash cost per ounce” considered a Non-GAAP Financial Measure as defined in SEC Regulation S-K Item 10 and other applicable securities laws and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. For additional information regarding cash cost per ounce, including a reconciliation of cash cost per ounce to the most directly comparable financial measure calculated please see our Non-GAAP Measures disclosure in the Company’s most recent Form 10-Q or Form 10-K filed with the Securities and Exchange Commission.

Contacts:

Corporate Development

Greg Patterson

303-320-7708

www.Goldresourcecorp.com